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EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

Diversified Biotech Holdings Corporation

        We consent to the use of our report on Diversified Biotech Holdings Corporation as of December 31, 2002 and 2001 and for the years then ended, dated March 19, 2003, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/  HAYS & COMPANY LLP

July 21, 2003
New York, New York

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  EXHIBIT 23.1